UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 28, 2025
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
P.O. Box 619100
Dallas, TX
75261-9100
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2025, Kimberly-Clark Corporation (the “Corporation”) announced that Andrew Scribner, 46, will be elected Vice President and Controller of the Corporation, effective June 1, 2025. On that date, the current Vice President and Controller, Andrew S. Drexler, will assume a transitional role until he begins his retirement on June 6, 2025.

Mr. Scribner has served as Chief Financial Officer - Kimberly-Clark North America since January 2023. He joined Kimberly-Clark from the Gap, Inc., an apparel, accessories, and personal care products company operating under the Old Navy, Gap, Banana Republic, and Athleta brands, where he served as Senior Vice President, CFO, Strategy and Inventory Management of Banana Republic from 2021 to 2023; Senior Vice President, Chief Financial Officer of Athleta from 2019 to 2021; and Vice President, PMO of Gap, Inc. from 2017 to 2019. Prior to that, Mr. Scribner spent 13 years at The Kraft Heinz Company, and its predecessor company Kraft Foods Group, in roles of increasing responsibility, most recently as Vice President and General Manager, Kraft Heinz Ingredients.

The compensation associated with Mr. Scribner’s role as Vice President and Controller has not yet been determined. The Corporation will file an amendment to this Form 8-K disclosing such information when it has been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	January 28, 2025	By:	/s/ Grant B. McGee
Grant B. McGee Senior Vice President, General Counsel and Corporate Secretary